Exhibit 10.3

SENIOR HOUSING PROPERTIES TRUST

1999 INCENTIVE SHARE AWARD PLAN

Senior Housing Properties Trust hereby amends the Senior Housing Properties Trust 1999 Incentive Share Award Plan (the “Plan”) effective May 30, 2003 as follows:

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1.  The second sentence of Section IX. of the Plan is amended to substitute “May 30, 2013” for “the tenth anniversary of its effective date.”

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2.  The following shall be inserted in place of the first sentence of Section III. of the Plan:

Subject to the provisions of Article VII, the total number of Shares which may be granted under the Plan is the lesser of (i) 2,921,920 Shares or (ii) 5% of the Company’s outstanding Shares as of May 30, 2003, from either authorized and unissued or treasury Shares, provided, however, that in no event shall the number of Shares issued under the Plan together with Shares issued under the Senior Housing Properties Trust 2003 Incentive Share Award Plan (the “New Plan”) exceed the lesser of (i) 2,921,920 Shares or (ii) 5% of the of the Company’s outstanding Shares as of May 30, 2003.  No Trustee or officer of the Company may be granted under this Plan and the New Plan together more than the lesser of (i) 584,384 Shares or (ii) 1% of the Company’s outstanding Shares as of May 30, 2003.

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3.  These amendments, or any part hereof, may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.  In the case of any such termination, and absent any further action by the Board to terminate the Plan as a whole, the Plan as it existed immediately prior to these amendments shall continue in full force and effect, together with any part of these amendments not so terminated.